UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 20, 2009
Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota		55317

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 20, 2009, Michael J. Gerend and the Company agreed that Mr. Gerend's employment with the Company would terminate, subject to further discussions regarding the terms of Mr. Gerend's termination and transition. The Company and Mr. Gerend expect to enter into an agreement providing for the terms of Mr. Gerend's termination and transition, which is expected to be effective May 1, 2009.
     At the annual meeting of shareholders of Life Time Fitness, Inc. held on April 23, 2009, the shareholders voted to amend the Company’s Amended and Restated 2004 Long-Term Incentive Plan to increase the number of shares available for issuance under the plan from 3,500,000 shares to 5,250,000 shares. The Amended and Restated 2004 Long-Term Incentive Plan is incorporated herein by reference to Appendix B to the Company’s Proxy Statement filed with the Commission on March 9, 2009.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the annual meeting of shareholders of the Company held on April 23, 2009, the shareholders voted to amend the Company’s Amended and Restated Articles of Incorporation to increase the authorized shares of common stock from 50,000,000 shares to 75,000,000 shares. The Amended and Restated Articles of Incorporation, as amended, are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     The following Exhibits are being filed herewith:
3.1	Amended and Restated Articles of Incorporation, as amended

99	Amended and Restated Life Time Fitness, Inc. 2004 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Company’s Proxy Statement (File No. 001-32230) filed with the Commission on March 9, 2009).

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: April 24, 2009	By	/s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

No.	Exhibit	Manner of Filing

3.1	Amended and Restated Articles of Incorporation, as amended	Filed Electronically

99	Amended and Restated Life Time Fitness, Inc. 2004 Long-Term Incentive Plan	Incorporated by Reference